SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 23, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On September 23, 2014, the Registrant issued a press release announcing the exercise of the underwriters' over-allotment option issued in connection with the Registrant's recent offering of Series B preferred stock ("Preferred Stock") and warrants to purchase shares of common stock ("Warrants"). The exercise of the over-allotment resulted in the sale of 101,000 shares of Preferred Stock and Warrants to purchase 129,000 shares of common stock.

Gross proceeds from the over-allotment totaled $2.5 million, and the Registrant intends to use the additional capital, along with the $18 million in gross proceeds generated from the offering, to acquire the properties described in the prospectus related to this offering which is available through the SEC’s website at www.sec.gov. The Registrant will use the remaining proceeds towards future acquisitions and general working capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release, dated September 23, 2014, announcing the exercise of the underwriters' over-allotment option issued in connection with the Registrant's recent offering of Preferred Stock and Warrants.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: September 23, 2014

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated September 23, 2014, announcing the exercise of the underwriters' over-allotment option issued in connection with the Registrant's recent offering of Preferred Stock and Warrants.